Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Preliminary Pricing Supplement No. 7 - Dated Tuesday, July 19, 2011 (To: Prospectus Dated March 2, 2011)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BAG2		$100.000%	0.950%	$	Fixed	2.250%	Monthly	30/360	01/15/2016	08/15/2011	$1.06	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

			Trade Date: Monday, July 25, 2011 @ 12:00 PM ET										Westpac Banking Corporation

			Settle Date: Thursday, July 28, 2011										Prospectus dated March 2, 2011

Westpac Banking Corporation			Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citi, Deutsche Bank Securities, Goldman, Sachs &

Co., HSBC, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

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